EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                           AUGUST 5, 2009

TANDY LEATHER FACTORY REPORTS Q2 2009 EARNINGS UP 16%
ON HIGHER MARGINS, LOWER SALES

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the second quarter of 2009.  Consolidated net income for the quarter ended June 30, 2009 was $761,000 compared to consolidated net income of $655,000 for the second quarter of 2008, an increase of 16%.  Fully diluted earnings per share for the quarter were $0.07, compared to $0.06 in the second quarter of last year.  Total sales for the quarter ended June 30, 2009 were $13.2 million, down 5% from $13.8 million in the second quarter last year.

Consolidated sales for the six months ended June 30, 2009 were $26.6 million, down 2% from the 2008 first half sales of $27.1 million.  Consolidated net income for the first half of 2009 was up 17% at $1.4 million or $0.14 per fully-diluted share versus $1.2 million or $0.11 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $391,000 in the second quarter, a 6% improvement over last year's second quarter.  Seventy-five stores comprised Tandy Leather's retail operations on June 30, 2009, compared to seventy-two retail stores a year ago.  For the first six months of 2009, Retail Leathercraft’s sales increased $723,000, or 6%, over the first six months of 2008.  Second quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory wholesale stores and national account group, were down 15% or $1.1 million from the same quarter last year.  For the first six months of 2009, Wholesale Leathercraft’s sales were down $1.6 million, or 11%, from the same period in 2008.  International Leathercraft, consisting of one combination wholesale and retail store located in the United Kingdom, reported a sales increase of 58%, or $114,000, compared to the second quarter of 2008.  For the year, International Leathercraft’s sales were up 155%, or $365,000, over the same period last year.  This store was opened in February 2008.

Consolidated gross profit margin for the current quarter was 58.6%, improving from 57.9% for the second quarter of 2008.  For the first two quarters, consolidated gross profit margin for the current year was 58.5%, increasing slightly from last year's gross profit margin of 58.1%.  Consolidated operating expenses dropped approximately 4% for the quarter and the year, decreasing $321,000 in the current quarter and $561,000 for the first six months over the same periods a year ago.  For the second quarter, the significant reductions in expenses occurred in employee benefits, professional/consulting fees, and advertising costs.  For the year, the largest expense cuts were in professional/consulting fees, rent and utilities, moving expenses, and freight costs.  Consolidated operating margin improved for the quarter to 8.6% compared to 7.9% last year.  On a year-to-date basis, consolidated operating margin improved from 6.7% last year to 8.2% in the current year.

Jon Thompson, Chief Executive Officer and President, commented, “While our sales are still lagging, our profits are improving due to continued pressure to keep expenses as tight as possible.  Our gross profit margin rose slightly for the quarter and the year, and our operating expenses were down.  Expense control will continue to be a strong measure of success while sales are soft.”

Chief Financial Officer, Shannon Greene, added, “Our goal for 2009 is to get the sales that we can, keep our inventory at a reasonable level to support those sales, and lower expenses.  We have been successful in those endeavors so far this year.  In addition, we continue to maintain our cash as it has increased approximately $400,000 this year, even after paying down $700,000 of our debt.  Regardless of what the economy is doing or not doing, we must continue to be diligent in our efforts to operate as efficiently as possible in order to maximize profits.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 75 Tandy Leather retail stores, located in 36 states and 5 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the NYSE Amex with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817)872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLP	(317)867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:
	Quarter Ended June 30, 2009		Quarter Ended June 30, 2008
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,112,421	$513,527	$7,218,197	$524,619
Retail Leathercraft	6,626,225	646,307	6,235,427	571,869
International Leathercraft	307,852	(12,062)	193,822	(7,456)
Other	168,442	(5,374)	200,518	2,486
Total Operations	$13,214,940	$1,142,398	$13,847,964	$1,091,518

	Six Months Ended 06/30/09		Six Months Ended 06/30/08
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$12,399,123	$879,774	$13,956,408	$648,574
Retail Leathercraft	13,229,746	1,196,475	12,506,201	1,186,321
International Leathercraft	600,724	69,054	235,559	(48,917)
Other	346,337	34,404	409,956	26,923
Total Operations	$26,575,930	$2,179,707	$27,108,124	$1,812,901

Wholesale Leathercraft	Quarter Ended 06/30/09		Quarter Ended 06/30/08
	# of stores	Sales	# of stores	Sales
Same store sales	30	$5,327,001	30	$6,069,076
National account group	n/a	785,420	n/a	1,149,121
Total Sales – Wholesale Leathercraft		$6,112,421		$7,218,197

Wholesale Leathercraft	Six Months Ended 06/30/09		Six Months Ended 06/30/08
	# of stores	Sales	# of stores	Sales
Same store sales	30	$10,741,998	30	$12,061,028
National account group	n/a	1,657,125	n/a	1,895,380
Total Sales – Wholesale Leathercraft		$12,399,123		$13,956,408

Retail Leathercraft	Quarter Ended 06/30/09		Quarter Ended 06/30/08
	# of stores	Sales	# of stores	Sales
Same store sales	72	$6,501,086	72	$6,235,427
New store sales	3	125,139	-	-
Total Sales – Retail Leathercraft	75	$6,626,225	72	$6,235,427

Retail Leathercraft	Six Months Ended 06/30/09		Six Months Ended 06/30/08
	# of stores	Sales	# of stores	Sales
Same store sales	72	$12,969,259	72	$12,506,201
New store sales	3	260,487	-	-
Total Sales – Retail Leathercraft	75	$13,229,746	72	$12,506,201

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	June 30, 2009 (unaudited)	December 31, 2008 (audited)
ASSETS
CURRENT ASSETS:
Cash	$5,618,813	$7,810,298
Short-term investments, including certificates of deposit	5,572,000	3,011,000
Accounts receivable-trade, net of allowance for doubtful accounts
of $35,000 and $43,000 in 2009 and 2008, respectively	1,657,816	1,180,349
Inventory	15,789,292	16,011,147
Deferred income taxes	229,162	229,501
Other current assets	1,072,512	777,550
Total current assets	29,939,595	29,019,845

PROPERTY AND EQUIPMENT, at cost	15,807,808	15,340,732
Less accumulated depreciation and amortization	(5,570,565)	(5,019,885)
	10,237,243	10,320,847

GOODWILL	971,464	966,655
OTHER INTANGIBLES, net of accumulated amortization of
$392,000 and $367,000 in 2009 and 2008, respectively	330,856	355,492
OTHER assets	312,022	313,074
	$41,791,180	$40,975,913

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,514,288	$1,148,577
Accrued expenses and other liabilities	2,979,974	3,182,194
Income taxes payable	53,805	271,122
Current maturities of long-term debt and capital lease obligations	202,500	467,611
Total current liabilities	4,750,567	5,069,504

DEFERRED INCOME TAXES	644,896	600,309

LONG-TERM DEBT, net of current maturities	3,611,250	3,712,500
CAPITAL LEASE OBLIGATION, net of current maturities	-	328,838

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,019,951and 10,994,951 shares issued at 2009 and 2008, respectively;
10,665,281 and 10,664,555 shares outstanding at 2008 and 2007, respectively	26,448	26,388
Paid-in capital	5,490,360	5,464,443
Retained earnings	28,101,021	26,641,853
Treasury stock (354,670 shares at cost)	(893,282)	(828,385)
Accumulated other comprehensive income	59,920	(39,537)
Total stockholders' equity	32,784,467	31,264,762
	$41,791,180	$40,975,913

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Six Months Ended June 30, 2009 and 2008

	THREE MONTHS		SIX MONTHS
	2009	2008	2009	2008
NET SALES	$13,214,940	$13,847,964	$26,575,930	$27,108,124

COST OF SALES	5,473,058	5,836,312	11,017,602	11,355,450

Gross profit	7,741,882	8,011,652	15,558,328	15,752,674

OPERATING EXPENSES	6,599,484	6,920,134	13,378,621	13,939,773

INCOME FROM OPERATIONS	1,142,398	1,091,518	2,179,707	1,812,901

OTHER INCOME (EXPENSE):
Interest expense	(83,575)	(87,912)	(160,984)	(169,653)
Other, net	142,915	26,293	220,187	306,683
Total other income (expense)	59,340	(61,619)	59,203	137,030

INCOME BEFORE INCOME TAXES	1,201,738	1,029,899	2,238,910	1,949,931

PROVISION FOR INCOME TAXES	440,487	374,649	779,742	710,183

NET INCOME	$761,251	$655,250	$1,459,168	$1,239,748

NET INCOME PER COMMON SHARE-BASIC	$ 0.07	$ 0.06	$ 0.14	$ 0.11
NET INCOME PER COMMON SHARE-DILUTED	$ 0.07	$ 0.06	$ 0.14	$ 0.11

Weighted Average Number of Shares Outstanding:
Basic	10,673,245	10,981,378	10,650,573	10,979,235
Diluted	10,731,998	11,076,340	10,705,871	11,072,102

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Six Months Ended June 30, 2009 and 2008

	2009		2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,459,168		$1,239,748
Adjustments to reconcile net income to net
cash provided by (used in) operating activities-
Depreciation & amortization	561,253		509,324
Loss on disposal of assets	-		14,760
Non-cash stock-based compensation	2,540		15,250
Deferred income taxes	44,926		358,413
Other	84,037		(36,354)
Net changes in assets and liabilities:
Accounts receivable-trade, net	(477,467)		183,169
Inventory	221,855		2,162,406
Income taxes	(217,317)		(184,140)
Other current assets	(294,962)		262,063
Accounts payable	365,711		292,114
Accrued expenses and other liabilities	(202,220)		720,975
Total adjustments	88,356		4,297,980

Net cash provided by operating activities	1,547,524		5,537,728

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(442,402)		(3,098,638)
Purchase of certificates of deposit	(5,336,000)		(396,000)
Proceeds from maturities of certificates of deposit	2,775,000		-
Proceeds from sale of assets	-		38,181
Decrease (increase) in other assets	1,052		721,907

Net cash used in investing activities	(3,002,350)		(2,734,550)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt and notes payable	(101,250)		(33,750)
Payments on capital lease obligations	(593,949)		(103,647)
Repurchase of common stock (treasury stock)	(64,897)	-	-
Proceeds from issuance of common stock	23,437		13,500

Net cash used in financing activities	(736,659)		(123,897)

NET CHANGE IN CASH	(2,191,485)		2,679,281

CASH, beginning of period	7,810,298		6,310,396

CASH, end of period	$5,618,813		$8,989,677

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$160,487		$169,653
Income taxes paid during the period, net of (refunds)	884,425		534,957

NON-CASH INVESTING ACTIVITIES:
Equipment acquired under capital lease financing arrangements	-		803,712